Exhibit 21
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        Direct and Indirect Subsidiaries of Commonwealth Industries, Inc.


       Name                                             State of Incorporation
       -------                                          ----------------------
       C I Holdings, Inc. (1)                                        Delaware

       Commonwealth Financing Corp. (1)                              Delaware

       Commonwealth Aluminum Corporation (2)                         Delaware

       Commonwealth Aluminum Sales Corporation (3)                   Delaware

       Commonal Corporation (3)                                      Barbados

       Alflex Corporation (2)                                        Delaware

       Commonwealth Aluminum Concast, Inc. (4)                         Ohio
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         (1)  Subsidiary of Commonwealth Industries, Inc.

         (2)  Subsidiary of C I Holdings, Inc.

         (3)  Subsidiary of Commonwealth Aluminum Corporation.

         (4)  Subsidiary of Alflex Corporation.